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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50230

                          Prospectus Supplement No. 12
            Dated November 14, 2002 (to Prospectus November 30, 2000)


                         AMERICAN BIO MEDICA CORPORATION

     This Prospectus Supplement is part of the Prospectus dated November 30, 2000 related to an offering of up to 2,361,733 shares of our common stock by the persons identified as the "selling shareholder" in the Prospectus.

Recent Developments.

     Attached hereto is:

          - Our Quarterly Report on Form 10-QSB for the period ending September 30, 2002, filed with the Commission on November 14, 2002

     The date of this Prospectus Supplement is November 27, 2002.